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                                                               EXHIBIT 10.4

                       SUBORDINATED PROMISSORY NOTE

$1,000,000                                                        July 8, 1996

     CARS USA, Inc., a California corporation ("Cars"), for value received, hereby promises to pay to the order of NAB Asset Corporation ("NAB") at 2 Ada, Suite 200, Irvine, California 92618 or such other place as the holder hereof may from time to time designate, the principal sum of one million dollars ($1,000,000) or such lesser amount as may be outstanding, together with interest at the interest rate set forth below, which shall accrue beginning on the date hereof and continue before and after maturity until this Note is paid in full, and together with costs of collection and costs of defending, preserving and enforcing the rights of the holder hereof under this Note and under any other documents evidencing or securing the indebtedness evidenced by this Note, including without limitation reasonable counsel fees with respect thereto.

      Interest only shall accrue on this Note at the rate of 10% per annum and shall be payable quarterly in arrears. After maturity or the occurrence of any Event of Default hereunder, the interest rate accruing on this Note shall be increased by 3% per annum over the otherwise applicable rate or to the maximum amount allowed by law, whichever is less.

     The principal balance due shall be payable in the amount of $200,000 annually commencing six years from the date of this Note and annually thereafter until the principal amount is paid in full.

     CARS agrees that it shall constitute an Event of Default hereunder (i) if CARS fails to pay when due any amount payable hereunder, or (ii) if CARS shall suffer or permit the filing by or against it of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law, make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of its property. Upon the happening of any such event, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the holder hereof, accelerate and become immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     The holder hereof shall have a lien and right of setoff upon and against all of the deposits, credit, collateral and property of CARS now or hereafter in the possession or control of such holder or in transit to it. The holder hereof may, in the Event of Default, apply or set off the same, or any part thereof, to any liability of CARS.


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     This Note shall be governed by and construed in accordance with the laws of the State of California. The parties agree that the courts of California shall have exclusive jurisdiction over any action concerning this note.

     SUBORDINATION PROVISIONS.

     By acceptance of this Note, the holder hereof consents and agrees that the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined in subparagraph (v)).

          (i) Upon any distribution of assets of CARS upon dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of CARS or otherwise), then in any such case:

          (A) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof and the premium, if any, and the interest accrued and unpaid thereon before the holder of this Note shall be entitled to receive any payment upon the principal of or interest on this Note.

          (B) the principal amount of this Note shall, if not already due and payable, become due and payable, with interest accrued thereon, but any payment or distribution of any character whether in cash, securities or other property (except securities of CARS or any other entity provided for by a plan or reorganization or readjustment giving due recognition to the subordination provision hereof, in respect of which no payments of principal are required or permitted prior to the payment in full in money or money's worth of all Senior Indebtedness outstanding at the time of the issue of such securities), which would otherwise (but for the provisions of this paragraph
(B)) be payable or deliverable in respect of this Note shall be paid or payable or delivered to the holder or holders of Senior Indebtedness, as their interests may appear, at the time outstanding, until all Senior Indebtedness shall have been paid in full.

          (C) the holder of this Note irrevocably authorizes and empowers each holder (and his representative) of Senior Indebtedness at the time outstanding to demand, sue for, collect and receive all such payments and distributions and to receipt therefor, and in connection therewith to file and prove all such claims and take all such other action, in the name of any holder of this Note or otherwise, as such holder of Senior Indebtedness (or his representative) may determine to be necessary or appropriate to implement the provisions of this paragraph.

           (ii) In case any direct or indirect-payment or distribution shall be received by the holder of this Note, in contravention of the provisions of this paragraph, then and in such event such payment or distribution shall be deemed to be held in trust


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for and shall be paid over or delivered to the holders of the Senior
Indebtedness, as their interests may appear, until all Senior Indebtedness shall have been paid in full.

            (iii) For all purposes this Note, the Senior Indebtedness shall not be deemed to have been paid in full, nor shall provision be deemed to have been made for such payment, unless the holders thereof shall have received cash or other property (taken at its then market value) or both, equal to the amount of all Senior Indebtedness at the time outstanding.

            (iv) (A) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then all principal of and interest on all such matured Senior Indebtedness shall first be paid in full, or such payment shall be duly provided for, before any payment on account of principal or interest or premium, if any, is made upon this Note.

            (B) Upon receipt by CARS and the holder hereof from a holder of Senior Indebtedness of notice of the occurrence of a default in the payment of principal or premium or interest with respect to any Senior Indebtedness, then unless and until such default shall have been cured to waived or shall have ceased to exist, no payment shall be made by CARS with respect to the principal or interest on this Note. In the event that, notwithstanding the foregoing, CARS shall make any payment on this Note, after the happening of such default and receipt of such notice, then, unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be deemed to be held in trust for the benefit of, and shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing the Senior Indebtedness may have been issued, as their respective interests any appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            (v) The term "Senior Indebtedness" shall mean (A) all indebtedness for money borrowed by CARS or any of its Subsidiaries, if guaranteed by CARS, from one or more banks, insurance companies and other institutional lenders, including Mitsubishi Motors Credit of America, Inc., together with the premium, if any, and interest on all such indebtedness; and
(B) any deferrals, renewals or extensions of any such Senior Indebtedness or debentures, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness; except any such indebtedness which is, by its terms, either specifically subordinated to at least the same extent as is this Note or stated not be Senior Indebtedness.

            (vi) Subject to the prior payment in full of the Senior Indebtedness, the holder of this Note shall be subrogated, ratably, to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of CARS applicable to the Senior Indebtedness until the principal and interest on this note shall be


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paid in full, and for purposes of such subrogation (i) no such payments or distribution to the holders of this Note of cash, property or securities otherwise distributable in respect to the Senior Indebtedness shall, as between CARS, its creditors other than the holders of the Senior Indebtedness, and the holders this Note, be deemed to be a payment by CARS on account of this Note, and (ii) payments or distributions to holders of Senior Indebtedness of cash, property or securities which otherwise would be payable to the holders of this Note shall, as between CARS and its creditors other than the holders of the Senior Indebtedness and the holder of this Note, or as between such creditors and the holder of Senior Indebtedness, be deemed to be a payment by CARS on account of the Senior Indebtedness.

            (vii) The provisions of the subordination provisions of this Note are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holder of this Note on the other hand, and nothing herein shall impair, as between CARS and the holder of this Note, the obligation of CARS, which is absolute and unconditional, to pay to the holder hereof, the principal amount of this Note and interest and premium on this Note in accordance with its terms, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon any Event of Default, subject to the rights, if any, under this paragraph of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.


CARS USA, INC.


By: /s/ Charles E. Bradley, Jr.
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        Charles E. Bradley, Jr.
        Its President


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